UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2018

EXACTUS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55828	27-1085858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 205-5036

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement

On March 22, 2018, Exactus, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement, effective March 16, 2018, with an investor pursuant to which the Company issued and sold a convertible promissory note (the “Note”) to the investor in the aggregate principal amount of $58,500 original issue discount of 10%, and received gross proceeds of $52,650. The Note matures on the earlier of (i) December 16, 2018, or (ii) the date in which a registration statement for the shares underlying the Note is declared effective (either the “Maturity Date”). The Note bears interest at 9% per annum. Beginning June 16, 2018, the investor may elect to convert the Note into shares of common stock of the Company at the lower of (i) $0.25 per share or (ii) 51% of the lowest trading price of the Company’s common stock during the 25 day period prior to the conversion, subject to adjustment (the “Conversion Price”).

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02.
Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 and item 2.03 is incorporated herein by reference. The Note was sold in a transaction exempt from registration under section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) thereunder as a transaction not involving a public offering. The investor acquired the Note for investment and without a view to distribution and the Company reasonably believed the investor was an accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exactus, Inc.

Date: March 28, 2018	By:	/s/ Phillip J. Young
Phillip J. Young
President and Chief Executive Officer